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                                                                    EXHIBIT 10.3

                              STARBUCKS CORPORATION

                       2005 NON-EMPLOYEE DIRECTOR SUB-PLAN
                                     TO THE
                              STARBUCKS CORPORATION
                      2005 LONG-TERM EQUITY INCENTIVE PLAN

      1. PURPOSE. The purpose of this Sub-Plan is (i) to assist in the administration and implementation of the Starbucks Corporation 2005 Long-Term Equity Incentive Plan (the "PLAN"), by providing additional procedures and guidelines which apply specifically to Non-Employee Directors, and (ii) to attract and retain the services of experienced and knowledgeable Non-Employee Directors for the benefit of the Company and its shareholders. This Sub-Plan is intended to provide an incentive for Non-Employee Directors by linking the interests of the Non-Employee Directors with those of the Company's shareholders.

      2. DEFINITIONS. Capitalized terms used without definition in this Sub-Plan shall have the meanings given to such terms in the Plan. To the extent that any term defined herein conflicts with the definition of such term under the Plan, the definition in this Sub-Plan shall control.

      For purposes of the Sub-Plan:

            (a) "AWARD" shall mean any award or benefits granted under this Sub-Plan, including Options, Restricted Stock and Restricted Stock Units.

            (b) "AWARD AGREEMENT" shall mean the written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

            (c) "BOARD" shall mean the Board of Directors of the Company.

            (d) "CHANGE IN CONTROL" shall mean the first day that any one or more of the following conditions shall have been satisfied:

                  (i) the sale, liquidation or other disposition of all or substantially all of the Company's assets in one or a series of related transactions;

                  (ii) an acquisition (other than directly from the Company) of any outstanding voting securities by any Person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) has Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding voting securities of the Company, other than a Board approved transaction;

                  (iii) during any 36-consecutive month period, the individuals who, at the beginning of such period, constitute the Board ("Incumbent Directors") cease for any reason other than death to constitute at least a majority of the members of the Board; provided however

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that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 36-month period, shall be deemed to have satisfied such 36-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of or with the approval of at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a Person other than the Board, then such individual shall not be considered an Incumbent Director; or

                  (iv) a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

            (e) "MISCONDUCT" shall mean in the case of Non-Employee Directors, the removal from the Board for cause (as determined by the Company's shareholders).

            (f) "NON-EMPLOYEE DIRECTOR" shall mean a Director who is not a Partner.

            (g) "OPTION" shall mean an option to purchase Shares granted pursuant to this Sub-Plan that does not qualify or is not intended to qualify as an incentive stock option under Section 422 of the Code.

            (h) "PARTICIPANT" shall mean each Non-Employee Director who has not been a Partner at any time during the immediately preceding 12-month period, and each permitted transferee of an Award under Section 6(e).

            (i) "PLAN" shall mean the Starbucks Corporation 2005 Long-Term Equity Incentive Plan, as it may be amended from time to time.

            (j) "RESTRICTED STOCK" shall mean a grant of Shares pursuant to this Sub-Plan.

            (k) "RESTRICTED STOCK UNITS" shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to this Sub-Plan and may be paid in Shares, their cash equivalent or both.

            (l) "SUB-PLAN" means this Starbucks Corporation 2005 Non-Employee Director Sub-Plan to the Plan, as such plan may be amended and restated from time to time.

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      3. ADMINISTRATION OF THE SUB-PLAN.

            (a) BOARD. This Sub-Plan shall be administered by the Board, subject to such terms and conditions as the Board may prescribe; provided that they are consistent with the terms of the Plan. Notwithstanding anything herein to the contrary, in its discretion the Board may delegate some or all of its authority to administer this Sub-Plan to one or more committees of the Board.

            (b) AUTHORITY; POWERS. Subject to the express terms and conditions set forth herein and the Plan, the Board shall have the discretion from time to time:

                  (i) to grant Options, Restricted Stock and Restricted Stock Units to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares and the exercise price, and to modify or amend each Award, with the consent of the Participant when required;

                  (ii) to determine the Participants to whom Awards, if any, will be granted hereunder, the timing of such Awards, and the number of Shares to be represented by each Award;

                  (iii) to construe and interpret this Sub-Plan and the Awards granted hereunder;

                  (iv) to prescribe, amend, and rescind rules and regulations relating to this Sub-Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that this Sub-Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Board to be inconsistent with the purposes of the Plan or any Award Agreement;

                  (v) to establish Performance Criteria (as defined in Section 11(b) of the Plan) for Awards made pursuant to the Plan in accordance with a methodology established by the Board, and to determine whether performance goals have been attained;

                  (vi) to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

                  (vii) to authorize any Person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board;

                  (viii) to establish sub-plans, procedures, or guidelines for the grant of Awards to Non-Employee Directors; and

                  (ix) to make all other determinations deemed necessary or advisable for the administration of this Sub-Plan;

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provided that, no consent of a Participant is necessary under clauses (i) or
(vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Board, confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 7.

            (c) EFFECT OF BOARD'S DECISION. All decisions, determinations, and interpretations of the Board shall be final and binding on all Participants, the Company (including its Subsidiaries), any shareholder and all other Persons.

      4. AWARD GRANTS.

            (a) INITIAL OPTION GRANT. Each Participant initially elected to the Board shall be granted an Option to purchase 30,000 Shares, pursuant to an Award Agreement.

            (b) ANNUAL OPTION GRANT. Each Participant who (i) is serving as a Director as of the first day of the Company's fiscal year, and (ii) elects to receive Options in lieu of receiving all or a portion of the Director's cash retainer and/or deferred stock units to be paid for services rendered in the future (the "DIRECTOR COMPENSATION"), shall, on the date the Board grants annual Awards to the Company's executive officers, be granted an Option to purchase that number of Shares determined pursuant to the formula set forth in Section 4(c).

            (c) OPTION GRANT FORMULA. Shares to be granted under Section 4(b) shall be determined by (i) dividing the forgone Director Compensation by the exercise price (which shall be the Fair Market Value of the Common Stock on date of grant) for the Option granted pursuant to Section 4(b), and (ii) multiplying such amount by three (3).

            (d) OTHER AWARDS. In lieu of any Option grant described above, in its discretion from time to time the Board may grant Restricted Stock or Restricted Stock Units to Participants on terms and conditions, including but not limited to vesting, consistent with the Plan and this Sub-Plan. The ratio of
(i) Shares subject to any such Awards of Restricted Stock or Restricted Stock Units to (ii) the number of Shares subject to the Option grant in lieu of which such Award is granted shall not be less than 1:2.1.

      5. VESTING OF OPTIONS. Unless otherwise approved by action of the Board and reflected in the applicable Award Agreement, or unless the Option otherwise expires earlier under Section 8 of this Sub-Plan:

            (a) INITIAL OPTION GRANTS. Initial Option grants under Section 4(a) shall vest and become exercisable in three equal annual installments commencing on the first anniversary of the date of grant.

            (b) ANNUAL OPTION GRANTS. Annual Option grants under Section 4(b) shall vest and become exercisable in their entirety on the first anniversary of the date of grant.

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      6. PROCEDURE FOR EXERCISE OF AWARDS; RIGHTS AS A SHAREHOLDER.

            (a) PROCEDURE. An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Sub-Plan, in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 6(b) of this Sub-Plan. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 7 of this Sub-Plan.

            (b) METHOD OF PAYMENT. The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including the method of payment, shall be determined by the Board at the time of settlement and which forms may include: (i) with respect to an Option, a request that the Company or the designated brokerage firm conduct a cashless exercise of the Option; (ii) cash; and (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Board from time to time. Shares used to pay the exercise price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate exercise price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

            (c) WITHHOLDING OBLIGATIONS. To the extent required by applicable federal, state, local or foreign law, the Board may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Option, Restricted Stock or Restricted Stock Units, or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award, such withholding to be done at the minimum tax rate required under applicable law or by tendering Shares previously acquired by the Participant in accordance with rules established by the Board from time to time.

            (d) SHAREHOLDER RIGHTS. Except as otherwise provided in this Sub-Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

            (e) NON-TRANSFERABILITY OF AWARDS. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, and may be exercised, during the lifetime of the Participant, only by the Participant, except that an Award

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may be transferred (i) by will or by the laws of descent or distribution, (ii)
by gift or, with the consent of the Company for value, to immediate family members of the Participant, partnerships of which the only partners are members of the Participant's immediate family and trusts established solely for the benefit of such family members; and solely as it pertains to effecting an exercise of Awards transferred in accordance with this Section 6(e), the term Participant shall include a permitted transferee, (iii) to the extent permitted by the Board, to one or more beneficiaries on a Company-approved form who may exercise the Award after the Participant's death, or (iv) such further transferability as the Board may permit, on a general or specific basis, in which case the Board may impose conditions and limitations on any permitted transferability.

      7. ADJUSTMENTS TO SHARES SUBJECT TO THE PLAN. If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company's receipt of consideration, appropriate adjustments shall be made to the number of Shares that are subject to outstanding Awards under this Sub-Plan. The Board may also make adjustments described in the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 7, the Board may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Board shall be final, binding and conclusive. For purposes of this
Section 7, conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

      8. EXPIRATION OF AWARDS.

            (a) EXPIRATION, TERMINATION OR FORFEITURE OF AWARDS. Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Sub-Plan shall expire, terminate, or otherwise be forfeited as follows:

                  (i) thirty-six (36) months after the date the Participant ceases to be a Director, other than in circumstances covered by (ii) or (iii) below;

                  (ii) immediately upon a Participant ceasing to be a Director due to Misconduct; and

                  (iii) twelve (12) months after the date of the death of a Participant who ceased to be a Director as a result of his or her death.

            (b) EXTENSION OF TERM. Notwithstanding subsection (a) above, the Board shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Participant's status as a Director had occurred).

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      9. EFFECT OF CHANGE OF CONTROL. Notwithstanding any other provision in this Sub-Plan or the Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

            (a) ACCELERATION. Awards of a Participant shall be Accelerated (as defined in Section 9(b) below) upon the occurrence of a Change of Control.

            (b) DEFINITION. For purposes of this Section 9, Awards of a Participant being "ACCELERATED" means, with respect to such Participant:

                  (i) any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term;

                  (ii) any restriction periods and restrictions imposed on Restricted Stock or Restricted Stock Units that are not performance-based shall lapse; and

                  (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

      10. TERMS AND CONDITIONS OF AWARDS.

            (a) AWARD AGREEMENT AND DATE OF GRANT. The terms and conditions of the grant of Awards to a Participant shall be set forth in an Award Agreement, which will include the terms, conditions and restrictions, including but not limited to vesting, related to the offer. The Board shall determine, in its sole discretion, the date during the quarter following the end of the Company's fiscal year upon which Awards are granted.

            (b) EXERCISE PRICE. The exercise price for each Option shall be 100% of the Fair Market Value of a Share on the date the Option is granted.

            (c) REPRICING. In no event shall the Board or any committee of the Board be permitted to reprice an Award after the date of grant without shareholder approval.

            (d) TERM OF AWARD. Unless otherwise provided in the applicable Award Agreement, the term of an Award shall be at the discretion of the Board.

      11. TERMINATION AND AMENDMENT OF THE SUB-PLAN. This Sub-Plan shall terminate on the date of termination of the Plan and no Award may be granted pursuant to this Sub-Plan thereafter. The Board may, at any time and from time to time, amend, modify or suspend this Sub-Plan and all administrative rules, regulations and practices hereunder; provided, however, that no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under this Sub-Plan, except with the consent of the Participant,

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nor shall any amendment, modification, suspension or termination deprive any
Participant of any Shares that he or she may have acquired through or as a result of this Sub-Plan.

      12. NON-EXCLUSIVITY OF THIS SUB-PLAN. Except as otherwise explicitly stated herein, the adoption of this Sub-Plan by the Board shall not be construed as amending, modifying or rescinding the Plan but is intended to serve as a framework for the Board with respect to grants to Participants.

      13. MULTIPLE AWARD GRANTS. The terms of each Award grant may differ from the terms of any other Award granted under this Sub-Plan. The Board may also make more than one grant of Awards to a given Participant during the term of this Sub-Plan.

(Approved by the Board of Directors on February 8, 2005.)

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